Exhibit 10.9

STOCK AWARD AGREEMENT

Pursuant to the

CALIFORNIA BANK OF COMMERCE

2007 EQUITY INCENTIVE PLAN

Name of Participant:

Date of Grant:

Number of Shares:

Value of each Share on Date of Grant:

This STOCK AWARD AGREEMENT (the “Agreement”), dated as of Date, is made between California Bank of Commerce, a California corporation (the “Bank”) and the above-named individual (the “Participant”) to record the granting of Stock on Date (the “Date of Grant”) to the Participant pursuant to the California Bank of Commerce 2007 Equity Incentive Plan (the “Plan”) by the Compensation Committee of the Board of Directors of the Bank (the “Committee”).

The Committee and the Participant hereby agree as follows:

1.    Grant of Shares. The Committee hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, and subject to execution of this Agreement by the Participant 000 shares of the Bank’s Common Stock, no par value (the “Common Stock”). The grant of shares of Common Stock to the Participant, evidenced by this Agreement, is an award of Stock (as defined in the Plan) and such shares of Stock are referred to herein as the “Shares.”

2.    Legend. Each share certificate representing the Shares shall bear a legend indicating that such Shares are subject to the provisions of this Agreement and the Plan.

3.    Withholding Taxes. If the Participant is an employee of the Bank, the Participant shall remit to the Bank in cash the amount needed to satisfy any federal, state or local withholding taxes that may arise or be applicable as the result of the Award or vesting of the Shares. The Participant may, with the Committee’s consent, elect to satisfy, totally or in part, such Participant’s obligations pursuant to this section by electing to have Shares withheld, or to deliver previously owned Shares that have been held for at least six (6) months.

4.    General Restrictions on Issuance of Stock Certificates. The Bank shall not be required to deliver any certificate representing the Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to ensure compliance with any law or rules of any governmental authority having jurisdiction under the Plan or over the Bank, the Participant, or the Shares or any interests granted thereunder.

5.    Rights as Shareholder. The Participant, as record holder of the Shares, shall possess all the rights of a holder of the Bank’s Common Stock, including dividend and other distribution rights. Any distributions with respect to the Shares in the form of capital stock shall be treated as subject to the provisions of the Plan.

6.    No Employment or Director Rights. Neither the Plan nor this award shall confer upon the Participant any right with respect to continuance of employment by or service as a director of the Bank nor shall they interfere in any way with the right of the Bank to terminate the Participant’s employment at any time, with or without cause.

7.    Coordination with Plan. Terms used herein that are defined in the Plan shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

8.    Notices. All notices to the Bank and the Committee shall be in writing and sent to the Bank’s Secretary at the Bank’s offices, California Bank of Commerce, 3595 Mt. Diablo Boulevard, 2nd Floor, Lafayette, CA 94549, or to such other person and/or addresses the Bank or Committee may provide by notice to Participant. Notices to the Participant shall be addressed to the Participant at the Participant’s address as it appears on the Bank’s records.

IN WITNESS WHEREOF, the Committee and the Participant have caused this Stock Award Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated:	Dated:

FOR THE COMMITTEE:	PARTICIPANT:

By:	By:

Name:	Name:

Title:	Title: